UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2007

The Toro Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8111 Lyndale Avenue South, Bloomington, Minnesota		55420
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-888-8801

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2007, The Toro Company, as borrower ("Toro"), entered into a Revolving Credit Facility Letter Loan Agreement (the "Loan Agreement") with Bank of America, N.A., as lender (the "Lender"). The Loan Agreement provides for an unsecured short-term revolving credit facility, pursuant to which whereby Toro may request loans from time to time in an aggregate principal amount not to exceed $75 million. The revolving credit facility matures on the earlier of (i) June 4, 2007 or (ii) the date on which the commitment may terminate in accordance with the terms of the Loan Agreement. Funds are available under the revolving credit facility for general corporate purposes.

At Toro’s option, any loan under the Loan Agreement bears interest at a variable rate based on (x) LIBOR plus a basis point spread determined by reference to Toro’s (i) total indebtedness to consolidated EBITDA ratio and (ii) Toro’s debt rating, each as further described in the Loan Agreement or (y) an alternative variable rate based on either the Lender’s prime rate or the federal funds rate. Interest on loans based on LIBOR is payable on the last day of the applicable interest period, while interest on loans based on the prime or federal funds rate is payable quarterly. In addition, Toro is obligated to pay a drawn fee that is based on the actual daily amount of loans outstanding from time to time, which is payable quarterly in arrears and on the maturity date to the Lender.

The Loan Agreement incorporates all of the covenants and agreements applicable to Toro that are contained in Articles VI (Affirmative Covenants) and VII (Negative Covenants) of the Credit Agreement (the "Credit Agreement"), dated as of September 8, 2004, entered into by and among Toro, Toro Credit Company, Toro Manufacturing LLC, Exmark Manufacturing Company Incorporated, Toro International Company, Tover Overseas, B.V., Toro Factoring Company Limited, and Lender, as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto (attached as exhibit 10(a) to Toro’s Current Report on Form 8-K filed on September 8, 2004), as amended by Amendment No.1 to Credit Agreement, dated as of October 25, 2005 (attached as exhibit 10(s) to Toro’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005), and Amendment No. 2 to Credit Agreement, dated as of January 10, 2007 (attached as exhibit 10(a) to Toro’s Current Report on Form 8-K filed on January 12, 2007). The Credit Agreement and these amendments are incorporated herein by reference.

The covenants incorporated into the Loan Agreement from the Credit Agreement include affirmative covenants, such as the delivery of financial statements, financial covenants, such as the maintenance of minimum interest coverage and maximum debt to total capitalization ratios, and negative covenants, which, among other things, limit the incurrence of additional indebtedness, loans and investments, dividends, disposition of assets, consolidations and mergers, transactions with affiliates, contingent obligations, liens and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Loan Agreement also contains customary events of default, including, without limitation, payment defaults, inaccuracy of representations and warranties, covenant defaults, bankruptcy and involuntary proceedings, monetary judgment defaults in excess of specified amounts, cross-defaults to certain other agreements, change of control and customary ERISA defaults.

Bank of America, N.A. and its affiliates have in the past performed, and may in the future from time to time, perform, investment banking, financial advisory, lending and/or commercial banking services for Toro and its subsidiaries, for which service it has in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The description of the Loan Agreement set forth above is qualified by the Loan Agreement filed as Exhibit 10(a) to this Current Report on Form 8-K and is hereby incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under "Section 1 – Registrant’s Business and Operations – Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)Exhibits. The following exhibit is filed herewith:

Exhibit No. Description
10(a) Revolving Credit Facility Letter Loan Agreement, dated as of March 5, 2007, entered into by and between The Toro Company, as borrower, and Bank of America, N.A., as lender

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Toro Company

March 5, 2007	By:	J. Lawrence McIntyre

Name: J. Lawrence McIntyre
Title: Vice President, Secretary, and General Counsel

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Exhibit Index

Exhibit No.	Description

10.a	Revolving Credit Facility Letter Loan Agreement, dated as of March 5, 2007, by and between The Toro Company, as borrower, and Bank of America, N.A., as lender